NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN ANNOUNCES 2012 FIRST QUARTER RESULTS

NEW YORK, NEW YORK (April 12, 2012) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) today reported a 2012 first quarter operating loss of ($1,275,000) on total revenue of $4,613,000 as compared to a 2011 first quarter operating loss of ($2,563,000) on total revenue of $4,589,000.  Griffin reported a loss from continuing operations of ($1,125,000) and a basic and diluted loss from continuing operations per share of ($0.22) for the 2012 first quarter as compared to a loss from continuing operations of ($2,266,000) and a basic and diluted loss from continuing operations per share of ($0.44) for the 2011 first quarter.

Griffin’s 2012 first quarter operating loss was lower than the operating loss incurred in the 2011 first quarter principally due to both higher operating profit at Griffin Land, Griffin’s real estate business, and a lower operating loss incurred by Imperial Nurseries, Inc. (“Imperial”), Griffin’s landscape nursery business, in the 2012 first quarter as compared to the 2011 first quarter.  The higher operating profit at Griffin Land in the 2012 first quarter as compared to the 2011 first quarter principally reflects lower building operating expenses (principally lower snow removal costs) in the 2012 first quarter, due mainly to the relatively mild winter weather in the current year as compared to the more severe winter weather in the 2011 first quarter.

The lower operating loss at Imperial in the 2012 first quarter as compared to the 2011 first quarter principally reflects the 2011 first quarter operating loss including a charge of approximately $0.6 million for the estimated book value of the plants lost when some of Imperial’s hoop houses, in which the plants were stored, collapsed as a result of snow load, and a charge of approximately $0.2 million for retrospective workers compensation claims related to Imperial’s Florida farm, which was closed in 2009.  Partially offsetting these charges in the 2011 first quarter was a $0.2 million gain on insurance recovery for the initial insurance proceeds received for the hoop house damage.  Imperial’s 2012 first quarter operating loss is slightly lower than its operating loss in the 2011 first quarter excluding the effects of the inventory charges and the insurance gain from the 2011 first quarter results.  Imperial historically incurs an operating loss in the first quarter because of the seasonality of its business.  Imperial has minimal sales in the winter months (December through February) that comprise Griffin’s first quarter.

The lower loss from continuing operations in the 2012 first quarter as compared to the 2011 first quarter also reflects an increase of approximately $0.4 million in Griffin’s investment income in the 2012 first quarter as a result of dividend income from Shemin Nurseries Holding Corp.

Griffin has reported the results of Griffin Land’s 308,000 square foot warehouse in Manchester, Connecticut as a discontinued operation since Griffin announced, in the 2011 fourth quarter, that it had exercised the put option under its lease with its tenant in that facility to sell the Manchester warehouse to the tenant.  The sale of the Manchester warehouse, which closed on January 31, 2012, was for cash of $16.0 million, before transaction expenses, and resulted in a pretax gain of approximately $2.9 million.  Griffin reported income from its discontinued operation, net of tax, in the 2012 first quarter (including the gain on sale) of $1,647,000 and basic and diluted income from discontinued operation per share of $0.32 as compared to income from its discontinued operation of $137,000 and basic and diluted income from discontinued operation per share of $0.02 for the 2011 first quarter.

Griffin reported net income for the 2012 first quarter of $522,000 and basic and diluted net income per share of $0.10 as compared to a net loss of ($2,129,000) and a basic and diluted net loss per share of ($0.42) for the 2011 first quarter.

Griffin operates its real estate business Griffin Land, and Imperial, its landscape nursery business.  Griffin also has investments in Centaur Media plc, a public company based in the United Kingdom and listed on the London Stock Exchange, and Shemin Nurseries Holding Corp., a private company that operates a landscape nursery distribution business through its subsidiary, Shemin Nurseries, Inc.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved, particularly with respect to statements that are not historical facts.  The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended December 3, 2011. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Griffin Land & Nurseries, Inc.
Consolidated Condensed Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	First Quarter Ended,
	Mar. 3, 2012		Feb. 26, 2011
Revenue:
Rental revenue and property sales	$4,413	(2)	$4,406	(2)
Landscape nursery net sales and other revenue	200		183
Total revenue	4,613		4,589

Operating profit (loss):
Real estate business	728	(2)	54	(2)
Landscape nursery business	(643)		(1,202)	(3)
General corporate expense	(1,360)		(1,415)
Total operating profit (loss)	(1,275)		(2,563)

Interest expense	(875)	(4)	(1,076)	(4)
Investment income	387		11
Loss before taxes	(1,763)		(3,628)
Income tax benefit	638		1,362

Loss from continuing operations	(1,125)		(2,266)

Discontinued operation, net of tax: (1)
Income from operations, net of tax	117		137
Gain on sale of warehouse, net of tax	1,530		-
Total discontinued operation, net of tax	1,647		137

Net income (loss)	$522		$(2,129)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.22)		$(0.44)
Income from discontinued operation (1)	0.32		0.02
Basic net income (loss) per common share	$0.10		$(0.42)

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$(0.22)		$(0.44)
Income from discontinued operation (1)	0.32		0.02
Diluted net income (loss) per common share	$0.10		$(0.42)

Weighted average common shares outstanding
for computation of basic per share results	5,134		5,124

Weighted average common shares outstanding
for computation of diluted per share results	5,134		5,124

(1) The discontinued operation reflects the results, net of tax, of Griffin Land's 308,000 square foot warehouse in Manchester, Connecticut that was sold to the tenant in that facility on January 31, 2012.

(2) Other than the sale of the Manchester warehouse, which is reflected as a discontinued operation, there were no property sales by Griffin Land in the 2012 and 2011 first quarters. Operating profit from leasing operations includes depreciation and amortization expense of approximately $1.4 million in both the 2012 and 2011 first quarters.

(3) The 2011 first quarter results of Imperial included a charge of approximately $0.6 million for the estimated book value of plants lost due to the collapse, from snow load during the 2011 first quarter, of some of Imperial's hoop houses in which the plants were stored and a charge of approximately $0.2 million for workers compensation charges from prior year policies related to the Florida farm, which was closed in 2009. Imperial's 2011 first quarter results also included a gain from insurance recovery of $0.2 million for the initial insurance proceeds received with respect to the collapse of hoop houses in the 2011 first quarter.

(4) Interest expense is primarily for mortgages on Griffin Land's rental properties.